Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
John R. Koelmel, President and Chief Executive Officer, and Michael W. Harrington, Chief Financial Officer of First Niagara Financial Group, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2009 and that to the best of his knowledge:
1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: February 26, 2010	/s/ John R. Koelmel
John R. Koelmel
President and Chief Executive Officer

Date: February 26, 2010	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer